EXHIBIT 99.1

Finish Line Outlines Long-Term Operating Targets; Updates Fiscal First Quarter Outlook

INDIANAPOLIS, May 30, 2012 – The Finish Line, Inc. (NASDAQ: FINL) will today outline its strategy to drive future growth and discuss its long-term operating targets at its Investor and Analyst Event. In addition, the Company updated its fiscal first quarter outlook.

Long-Term Operating Targets
The Company is providing a long-term outlook that includes the following goals for fiscal 2016:

•	Consolidated net sales of $2 billion;

- Finish Line store sales of $1.4 billion;

- Finish Line digital sales of $450 million;

- The Running Specialty Group sales of $150 million;

•	Operating income of $200 million;

•	Diluted earnings per share of $2.50; and

•	Return on Invested Capital of 25%.

The Company’s presentation to analysts and investors is scheduled to begin today, May 30, at approximately 11:45 a.m. ET and last until approximately 2:15 p.m. ET. A live webcast of the event will be available by clicking the ‘Investor Relations’ link under the Company section on www.finishline.com and a replay will be available for 90 days. The slide presentation will be made available on the Company’s Investor Relations website following the conclusion of the meeting.

Fiscal First Quarter Updated Outlook
The Company also updated its outlook for the first quarter ending June 2, 2012. Based on current projections, the Company now expects first quarter comparable store sales to increase approximately 8.5% and diluted earnings per share to be between $0.22 and $0.23. This compares to its previous outlook for comparable store sales to increase in the mid single-digit range and diluted earnings per share of approximately $0.21.

The Company plans to report actual fiscal 2013 first quarter results on Thursday, June 28, 2012 before market open and host a conference call that same day at 8:30 am ET.

About Finish Line
The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, the company has two retail divisions — Finish Line, which operates 639 Finish Line brand stores in malls across the U.S., and The Running Specialty Group, which operates 19 specialty running shops in seven states and the District of Columbia under The Running Company banner. Finish Line stores employ more than 11,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLineUSA. The Running Company stores carry a deep assortment of performance running shoes, apparel and accessories. Their trained experts advise everyone from beginner to advanced runners and provide free gait analysis to ensure the proper fit for each customer. The Running Company is tightly connected to its communities, hosting regular neighborhood group runs and sponsoring local races. More information on The Running Company can be found at www.therunningcompany.net.

Forward-Looking Statements
This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Media Contact:	Investor Contact:
Alex Yovanovich Corporate Communications 317-613-6714	Ed Wilhelm Chief Financial Officer 317-613-6914